UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________________________________________
FORM 8-K
_______________________________________________________________
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2019
_______________________________________________________________
Guidewire Software, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-35394	36-4468504
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2850 S. Delaware St., Suite 400
San Mateo, CA 94403
(Address of principal executive offices, including zip code)

(650) 357-9100
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	GWRE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 3, 2019, the Board of Directors (the “Board”) of Guidewire Software, Inc. (the “Company”) appointed each of Margaret Dillon, Michael Keller, and Catherine P. Lego as a director of the Board, effective immediately. Ms. Dillon and Mr. Keller will serve in the class of directors whose term expires at the Company’s 2019 annual meeting of stockholders, and Ms. Lego will serve in the class of directors whose term expires at the Company’s 2020 annual meeting of stockholders.

Ms. Dillon will become a member of the Board’s audit committee and nominating and corporate governance committee effective October 1, 2019; Mr. Keller will become a member of the Board’s compensation committee effective October 1, 2019; and Ms. Lego will become a member of the Board’s audit committee and nominating and corporate governance committee effective October 1, 2019.

Margaret Dillon. From December 1993 to September 2017, Ms. Dillon served in various roles at Liberty Mutual Insurance Company, a property and casualty insurer, including as Senior Vice President and Chief Financial Officer, Personal Insurance, and as Executive Vice President and Chief Customer Officer, U.S. Consumer Markets. Ms. Dillon holds both a B.S. in Computer Science and an M.S. in Finance from Boston College.

There are no arrangements or understandings between Ms. Dillon and any other person pursuant to which she was appointed as a director of the Company. Ms. Dillon has no family relationship with any director or executive officer of the Company. Ms. Dillon is not a party to and has no direct or indirect material interest in any transaction or proposed transaction in which the Company is or is to be a party for which disclosure would be required under Item 404(a) of Regulation S-K.

Michael Keller. Mr. Keller currently serves as a consultant for MCK Consultants, LLC, an organization which he also owns and serves as principal of, which focuses on technology solutions for the insurance and financial services industries. Since April 2019, he has served as chairman of the Company’s customer Strategic Advisory Councils. From June 2001 to June 2018, Mr. Keller served as the Executive Vice President and Chief Information Officer at Nationwide Insurance and Financial Services, an insurance and financial services company. From January 1998 to May 2001, Mr. Keller served as Chief Technology Officer at JPMorgan Chase & Co. (formerly Bank One), a commercial banking and financial services company. Mr. Keller holds a B.S. in Mathematics from the University of Michigan.

There are no arrangements or understandings between Mr. Keller and any other person pursuant to which he was appointed as a director of the Company. Mr. Keller has no family relationship with any director or executive officer of the Company. Mr. Keller is not a party to and has no direct or indirect material interest in any transaction or proposed transaction in which the Company is or is to be a party for which disclosure would be required under Item 404(a) of Regulation S-K.

Catherine Lego. Ms. Lego is currently a member of the board of directors of Cypress Semiconductor Corporation, a publicly traded semiconductor design and manufacturing company, where she serves as the chair of the audit committee and a member of the nominating and corporate governance committee; IPG Photonics Corporation, a publicly traded producer of high-power fiber lasers, where she has been the chair of the compensation committee since 2017 and a member of the audit committee since 2016; and Lam Research Corporation, a publicly traded wafer fabrication equipment company, where she has been the chair of the compensation committee since 2015 and a member of the nominating and governance committee since 2014, and was chair of the audit committee from 2009 to 2014. From 2013 to 2016, she was a member of the board of directors of Fairchild Semiconductor International Inc., a fabricator of power management devices, where she was a member of the compensation committee and nominating and governance committee. From 1989 to 2002 and 2004 to 2016, she was a member of the board of directors of SanDisk Corporation, a publicly traded global developer of flash memory storage solutions, where she was the chair of the audit committee. From June 1992 to December 2018, Ms. Lego was an angel investor and financial consultant to early stage technology companies via Lego Ventures, LLC, where she served as its principal and owner. She previously practiced as a certified public accountant with Coopers & Lybrand (now PricewaterhouseCoopers). Ms. Lego holds a B.A. in Economics and Biology from Williams College and an M.S. in Accounting from the New York University Stern School of Business.

There are no arrangements or understandings between Ms. Lego and any other person pursuant to which she was appointed as a director of the Company. Ms. Lego has no family relationship with any director or executive officer of the Company. Ms. Lego is not a party to and has no direct or indirect material interest in any transaction or proposed transaction in which the Company is or is to be a party for which disclosure would be required under Item 404(a) of Regulation S-K.

On September 5, 2019, the Company issued a press release announcing the appointment of each of Ms. Dillon, Mr. Keller, and Ms. Lego as a director. A copy of this press release is furnished as Exhibit 99.1 to this current report on Form 8-K.

In addition, on September 3, 2019, Guy Dubois announced that he would not stand for re-election at the Company’s 2019 annual meeting of stockholders. There were no disagreements between Mr. Dubois and the Company on any matter relating to the Company’s operations, policies or practices which resulted in Mr. Dubois deciding not to stand for re-election. Also, on August 31, 2019, Peter Gassner submitted his resignation from the Board, to be effective as of the Company’s 2019 annual meeting of stockholders in December 2019. There were no disagreements between Mr. Gassner and the Company on any matter relating to the Company’s operations, policies or practices which resulted in Mr. Gassner deciding to resign.

Item 9.01    Exhibits.
(d) Exhibits.

Exhibit No.	Description of Exhibits
99.1	Press Release issued by Guidewire Software, Inc. on September 5, 2019

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 5, 2019

GUIDEWIRE SOFTWARE, INC.

By:	/s/ CURTIS SMITH
Curtis Smith
Chief Financial Officer